Exhibit 99.1

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[LOGO]

NASDAQ: SNBI

Investor Conferences

March 9 - 16, 2006

Forward-Looking Statements

•                  This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, profitability, net income, earnings per share and other measures of results of operations and the prospectus for future growth of our business.

•                  Actual results and the timing and outcome of events may differ materially from those expressed or implied in forward-looking statements for a variety of reasons, including, among others: if a significant number of our clients fail to perform under their loans, our business, profitability, and financial condition would be adversely affected; our current level of interest rate spread may decline in the future, and any material reduction in our interest spread could have a material impact on our business and profitability; the modification of the Federal Reserve Board’s current position on the capital treatment of our junior subordinated debt and trust preferred securities could have a material adverse effect on our financial condition and results of operations; adverse changes in domestic or global economic conditions could have a material adverse effect on our business, growth, and profitability; we could be liable for breaches of security in our online banking services, and fear of security breaches could limit the growth of our online services; maintaining or increasing our market share depends on market acceptance and regulatory approval of new products and services;

significant reliance on loans secured by real estate may increase our vulnerability to downturns in the real estate market and other variables impacting the value of real estate; if we fail to retain our key employees, growth and profitability could be adversely affected; we may be unable to manage our future growth; increases in our allowance for loan and lease losses could materially adversely affect our earnings; our directors and executive officers beneficially own a significant portion of our outstanding common stock; and we face substantial competition in our primary market area.

•                  These factors and the risk factors identified in our Registration Statement on Form S-1 filed on July 21, 2005, as amended, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Company Overview

As of December 31, 2005

Headquarters:	Fort Worth, Texas (Tarrant County)

• Total Assets:	$1.7 billion

• Total Loans:	$1.1 billion

• Total Deposits:	$1.4 billion

• Branches:	42

• Total Equity:	$212 million

Investment Highlights

•                  Strong earnings growth with asset sensitive balance sheet

•                  Solid core deposits(1) providing net interest margin expansion - data as of and for the year ended December 31, 2005

•                       0.96% cost of deposits

•                       89% core deposits

•                  A proven acquirer and integrator

•                  Strong underwriting and credit culture

•                  Experienced management team

•                  Strong insider ownership

(1) All deposits less time deposits greater than or equal to $100,000

Branch Franchise

[GRAPHIC]

	Branch	Dec-05 Deposits in Market
Market	Count	($M)
Tarrant County Market (1)	11	$424.4
West Texas Market	14	403.6
Rio Grande Market	17	529.1
Total	42

(1) Defined as Tarrant, and Hood County

Markets

•                  The Company primarily serves three distinct geographic markets with 42 branches.

•                  Tarrant County Market (Fort Worth)

•                  Large urban area with a population of approximately 1.6 million

•                  Third most populous county in Texas; population projected to grow 11.1% over the next five years

•                  Home of major aerospace companies and defense contractors

•                  Located over the newly discovered Barnett Shale, one of the largest natural gas reserves in the U.S.

•                  West Texas Market

•                  Eight-county area surrounding the cities of Lubbock, Odessa, Abilene and San Angelo

•                  Combined population of approximately 715,000

•                  Lubbock has a diverse economy consisting of natural resources, agriculture, electronics manufacturing, higher education and healthcare

•                  Rio Grande Market

•                  Comprised primarily of El Paso, Texas and Las Cruces, New Mexico

•                  El Paso is the sixth largest city in Texas with a population of approximately 700,000 and is adjacent to the largest border city, Juarez, Mexico with an approximate population of 2.5 million. Also nearby is Las Cruces, New Mexico which is the second largest city in New Mexico.

Beneficial Ownership

Percentage Beneficially
Beneficial Owners	Owned

Franklin Mutual Advisors, LLC(1)	15.73%

Castle Creek Capital, LLC(2)	15.65%

All directors and executive officers as a group (13 persons)	12.09%

(1) The listed shares are beneficially owned by advisory clients of Franklin Mutual Advisers, LLC (“FMA”). FMA has, pursuant to investment advisory agreements with its advisory clients, voting and investment power over the shares, although FMA disclaims beneficial ownership of the listed shares.

(2) John M. Eggemeyer, Chief Executive Officer of Castle Creek Capital, LLC, and William J. Ruh, Executive Vice President of Castle Creek Capital, LLC and sole shareholder of one of its controlling members, each have shared voting and investment power over 1,873,659 shares held by funds operated by Castle Creek Capital, LLC.

Strategies for Continued Growth

•                  Expand through acquisitions and select de novo branches with a focus on the Tarrant County Market

•                  Leverage existing infrastructure to create additional operational efficiencies

•                  Continue growth of low cost core deposits

•                  Sustain emphasis on community focused relationship-based banking

•                  Maintain focus on asset quality

•                  Since inception, Company has completed 9 acquisitions

Room for Growth

•                  Tarrant County – Deposit Market Share Analysis

				Weighted	Total
				Deposits	Market
			Branch	In Market	Share
Rank	Institution	Ticker	Count	($000)	(%)
1	JP Morgan Chase & Co. (NY)	JPM	50	3,922,662	24.40
2	Bank of America Corp. (NC)	BAC	46	2,653,335	16.51
3	Wells Fargo & Co. (CA)	WFC	54	2,113,770	13.15
4	Cullen/Frost Bankers Inc. (TX)	CFR	17	1,139,128	7.09
5	Compass Bancshares, Inc. (AL)		22	906,024	5.64
6	Summit Bancshares, Inc. (TX)	SBIT	14	805,189	5.01
7	Washington Mutual, Inc. (WA)	WM	25	392,690	2.44
8	State National Bancshares, Inc. (TX)	SNBI	10	356,446	2.22
9	Worth Bancorp, Inc. (TX)		5	295,589	1.84
10	SWS Group, Inc. (TX)	SWS	3	284,307	1.77
11	First Western Mortgage Corp (TX)		5	246,677	1.53
12	First Command Finl Planning (TX)		1	219,762	1.37
13	Wachovia Corp (NC)	WB	17	211,621	1.32
14	SWB Bancshares Incorporated (TX)		5	191,370	1.19
15	Temple-Inland, Inc.	TIN	6	185,709	1.16

	Top 10			12,869,140	80.05
	Totals (1-60)			16,075,596	100.00

Source: SNL Financial, FDIC; deposit data as of June 30, 2005; pro forma for acquisitions

Strong Loan Growth

[CHART]

Balanced Loan Portfolio

[CHART]

	As of Dec 31,	Percent of
(In thousands)	2005	Total (%)
Real Estate - construction	144,721	13.5
Real Estate - 1-4 family	125,901	11.7
Real Estate - other	415,046	38.6
Commercial	263,975	24.6
Consumer	40,321	3.8
Agriculture and other	84,647	7.9
Total loans	1,074,611	100.0
Less: Allowance for loan losses	(12,591)
Loans Net	1,062,020

Solid Asset Quality

NCOs / Average Loans	NPAs / Loans and OREO

[CHART]	[CHART]

Reserves / NPLs	Reserves / Loans

[CHART]	[CHART]

Financial Summary and Discussion

Repositioning Balance Sheet and Growing Core Deposits

[CHART]

Solid Core Deposits

•                  Average balances for the year ended December 31, 2005

[CHART]

	Year Ended	Percent of	Average
(Dollars in thousands)	31-Dec-05	Total (%)	Rate (%)
Noninterest-bearing demand	$416,168	35.4	—
Interest-bearing demand, savings and money market	463,836	39.4	0.91
Time deposits of less than $100,000	67,646	14.3	2.18
Time deposits of $100,000 or more	127,973	10.9	2.65
Total deposits	$1,075,623	100.0	0.96

Increasing Profitability

•                              Poised for earnings acceleration with rising interest rates:

•                        Net interest margin expansion

•                  Increased to 5.34% for the year ended December 31, 2005 from 4.87% for the year ended December 31, 2004

•                        Variable rate loans account for 63.5% of the loan portfolio as of December 31, 2005

•                        Solid core deposits – data as of December 31, 2005

•                  Cost of deposits: 0.96%

•                  Noninterest bearing demand deposits to total deposits: 35.4%

•                  Core deposits(1) to total deposits: 88.6%

(1) All deposits less time deposits greater than or equal to $100,000

Strong Performance Ratios

Net Interest Margin

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Efficiency Ratio(1)

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(1)          The efficiency ratio is determined by dividing total non-interest expense less intangible amortization by an amount equal to net interest income (fully tax equivalent) plus non-interest income.

Return on Average Assets

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Return on Average Equity

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Non-GAAP Financial Measures

Included in the following earnings analyses are non-GAAP financial measures, which exclude the after–tax impact of intangible asset amortization expense. We have included a reconcilement of the non-GAAP financial measures within this presentation. We provide these non-GAAP financial measures to provide meaningful supplemental information regarding our operational performance and to enhance investors’ overall understanding of our core financial performance. We believe that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the our financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding our operating results an and should not be considered a substitute for financial information presented in accordance with GAAP. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. These non-GAAP financial measures presented may be different from non-GAAP financial measures used by others.

CASH Earnings Per Share

Below is a reconciliation of GAAP earnings per share to non-GAAP cash earnings per share.

	Years Ended Dec 31,
	2005	2004
	(Unaudited)	(Unaudited)
GAAP EPS fully diluted	$1.54	$1.37
Intangible amortization expense per share tax effected	0.21	0.19
Cash EPS fully diluted	$1.75	$1.56

Healthy Earnings Trend

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Tangible Book Value

Tangible book value is another important value and regulatory measurement. Due to the Heritage acquisition, we will create a significant deferred tax asset as we amortize the goodwill and core deposit intangible balances for tax purposes. The table below details the estimated amount of the deferred tax asset that would be created if all intangibles were written off for tangible book value calculation purposes.

Year Ended
Dec 31, 2005
(unaudited)

Stockholders’ equity	$212,257
Less goodwill	(100,486)
Less other intangible assets	(17,936)
Plus estimated deferred tax asset related to goodwill and other intangibles	16,661
Tangible book value	$110,496

Shares outstanding	11,971,107

Tangible book value per share	$9.23